UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 19, 2018

HEIDRICK & STRUGGLES INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-25837	36-2681268
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

233 South Wacker Drive, Suite 4900, Chicago, IL	60606-6303
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 496-1200

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)	Appointment of New Chief Financial Officer.

On March 19, 2018, Mark Harris was appointed to serve as the Chief Financial Officer of Heidrick & Struggles International, Inc. (the “Company” or “HSII”). As previously announced, Mr. Richard Pehlke, the Company’s previous Chief Financial Officer will retire effective March 28, 2018.

Mr. Harris, 47, has been serving as the Deputy Chief Financial Officer of the Company since February 2018. Since 2015, Mr. Harris had been Chief Financial Officer at Hercules Capital, a publicly traded business development company, responsible for finance, accounting, operations, legal and investor relations. Prior to that, Mr. Harris worked at Avenue Capital Group for over 8 years, where he served as their Chief Financial Officer for their Asia Strategy and was their Senior Managing Director/Head of Asia, in which he led the entire Asia strategy. Prior to working at Avenue Capital Group, from 2004 to 2006 Mr. Harris served as Corporate Financial Controller and Chief Accounting Officer at Hutchinson Telecommunications, a telecommunications company based in Hong Kong.

Mr. Harris earned a Bachelor of Science degree in Business Administration from California Polytechnic State University, San Luis Obispo and an M.B.A. from the University of Chicago, Booth School of Business.

Pursuant to the terms of an Employment Agreement entered into by and between the Company and Mr. Harris on March 19, 2018, Mr. Harris will be paid (i) an annual base salary of $450,00; (ii) an annual cash bonus target opportunity equal to 100 percent of his base salary, subject to the attainment of certain performance goals established annually by the Board’s Human Resources and Compensation Committee (“HRCC”); and (iii) an annual long-term incentive equity award target opportunity equal to 133 percent of his base salary, subject to the attainment of certain performance goals established annually by the HRCC. Mr. Harris will participate in the Company’s (i) Management Incentive Plan (“MIP”) at the Tier I level; (ii) Change in Control Severance Plan (“CIC Plan”); (iii) Management Severance Pay Plan (“Severance Plan”) at the Tier I level; (iv) equity programs; and (v) vacation and benefit plans at the same level as other senior executives. Full descriptions of the Company’s benefit and compensation plans are contained in the HSII’s Definitive Proxy Statement on Schedule 14A, which was filed with the SEC on April 26, 2017 and is incorporated herein by reference.

Mr. Harris’ Agreement also provides for severance payable upon termination without cause or resignation for good reason, as well as customary restrictive covenants in favor of HSII. A copy of Mr. Harris’ Agreement is attached hereto and incorporated herein by reference.

Mr. Harris has no familial relationship nor related party transaction with HSII that would require disclosure under Items 401(d) or 404(a) of Regulation S-K in connection with his succession of Mr. Pehlke.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

The following exhibit is being furnished as part of this Report on Form 8-K:

99.1	Employment Agreement between Heidrick & Struggles International, Inc. and Mark Harris dated March 19, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEIDRICK & STRUGGLES INTERNATIONAL, INC.
(Registrant)

Date: March 21, 2018	By:	/s/ Kamau Coar
	Name:	Kamau Coar
	Title:	General Counsel